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EXHIBIT 5.1

[Letterhead of Sirote & Permutt]

September 18, 2002

Avocent Corporation
4991 Corporate Drive
Huntsville, Alabama 35805

Re:	Registration Statement on Form S-8 for Shares of Common Stock issuable pursuant to options granted under the 2001 Stock Option Plan of 2C Computing, Inc.

Gentlemen:

        We have examined the Registration Statement on Form S-8 to be filed by Avocent Corporation (the "Company") with the Securities and Exchange Commission on or about September 18, 2002 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 152,418 shares of your Common Stock (the "Shares") issuable pursuant to options granted under the 2001 Stock Option Plan of 2C Computing, Inc. (the "Plan"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of such Shares under the Plan.

        We have also examined originals, or copies certified or otherwise identified to our satisfaction, of the Plan, the Certificate of Incorporation and Bylaws of the Company, as currently in effect, and relevant resolutions of the Board of Directors of the Company; and we have examined such other documents as we deem necessary in order to express the opinion hereinafter set forth.

        In our examination of such documents and records, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies.

        It is our opinion that the Shares, as or when issued and sold in the manner described in the Registration Statement and sold in the manner referred to in the Plan and pursuant to the respective agreements which accompany the Plan, are or will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

Very truly yours,

SIROTE & PERMUTT A Professional Corporation

/s/ Sirote & Permutt

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  EXHIBIT 5.1